Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of W&T Offshore, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2018	/s/ TRACY W. KROHN
Tracy W. Krohn Chairman, Chief Executive Officer and Director (Principal Executive Officer)

Date: March 2, 2018	/s/ JOHN D. GIBBONS
John D. Gibbons Senior Vice President and Chief Financial Officer (Principal Financial Officer)